EXHIBIT 15(a)



                    LETTER ON UNAUDITED FINANCIAL INFORMATION


September 22, 1998

New Century Energies, Inc.:


We are aware that New Century Energies, Inc. has incorporated by reference in this Registration Statement (Form S-3, File No. 333-_______) pertaining to the registration of New Century Energies, Inc. common stock, its Form 10-Qs for the quarters ended March 31, 1998 and June 30, 1998, which include our reports dated May 14, 1998 and August 10, 1998, respectively, covering the unaudited consolidated condensed financial statements contained therein. Pursuant to Regulation C of the Securities Act of 1933, these reports are not considered a part of the Registration Statement prepared or certified by our Firm or reports prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.


                                                     Very truly yours,



                                                     /s/ Arthur Andersen LLP
                                                     Arthur Andersen LLP